SUPPLEMENTAL AGREEMENT

SUPPLEMENTAL AGREEMENT made as of March 1, 1999 between THE INTERPUBLIC GROUP OF COMPANIES, INC., a Delaware corporation (the "Corporation") and EUGENE P. BEARD
("Executive").

W I T N E S S E T H:

WHEREAS, the Corporation and Executive are parties
to an Employment Agreement made as of July 1, 1995 and Supplemental Agreements made as of March 12, 1997, September 1, 1997, October 30, 1998 and January 21, 1999 (hereinafter collectively referred to as the "Employment Agreement"); and WHEREAS, the Corporation and Executive desire to amend the Employment Agreement;
NOW, THEREFORE, in consideration of the mutual
promises herein and in the Employment Agreement set forth, the parties hereto, intending to be legally bound, agree as follows:
1.	Paragraph 3.02 of the Employment Agreement is
hereby amended, effective March 1, 1999, to provide for payment of a salary at the rate of Eight Hundred Seventy Thousand Dollars ($870,000) per annum.
2.	Except as hereinabove amended, the Employment
Agreement shall continue in full force and effect.
3.	This Supplemental Agreement shall be governed
by the laws of the State of New York, applicable to contracts made and fully to be performed therein.
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THE INTERPUBLIC GROUP OF
COMPANIES, INC.


By:	C. KENT KROEBER
								C. KENT KROEBER


		EUGENE P. BEARD
		EUGENE P. BEARD

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